UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported)	November 30, 2012

AMCON DISTRIBUTING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-15589	47-0702918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7405 Irvington Road, Omaha NE 68122
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 402-331-3727

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events.

On November 30, 2012, AMCON Distributing Company repurchased 38,000 shares of its Series B convertible preferred stock, $0.01 par value and 1,255 shares of its common stock, $0.01 par value. The shares acquired by AMCON were purchased from Spencer Street Investments, Inc. in a privately negotiated transaction that was not effected on any trading market.  AMCON used cash on hand to pay the $2,507,075 aggregate purchase price for the shares acquired by it.  A total of 16,000 shares of Series B convertible preferred stock remain outstanding.  In an unrelated separate private transaction on November 12, 2012, AMCON also acquired 12,954 common shares for cash and other consideration with an aggregate value of $825,871 from an independent third party.  All shares acquired are being returned to treasury.

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMCON DISTRIBUTING COMPANY

Dated:	December 3, 2012	By:	/s/ Andrew C. Plummer
Andrew C. Plummer
Vice President & Chief Financial Officer